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Exhibit (a)(1)(D)

NOTICE OF GUARANTEED DELIVERY
For Tender of Shares of Common Stock
at
$18.28 Net Per Share
and
Shares of Series D Non-Cumulative Delivery Preferred Stock
at
$0.10 Net Per Share
of
DAKOTA GROWERS PASTA COMPANY, INC.
by
BLUEBIRD ACQUISITION CORPORATION
a wholly owned subsidiary
of
AGRICORE UNITED HOLDINGS INC.
a wholly owned subsidiary
of
VITERRA INC.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MAY 3, 2010, UNLESS THE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) either (x) certificates representing shares of common stock of Dakota Growers Pasta Company, Inc., a North Dakota corporation (the "Company"), par value $0.01 per share (together with the associated preferred share purchase rights under the Second Amended and Restated Rights Agreement, dated as of April 26, 2002, between the Company and Wells Fargo Bank Minnesota, National Association, as Rights Agent, the "Common Shares"), are not immediately available, or (y) certificates representing shares of Series D Non-Cumulative Delivery Preferred Stock of the Company, par value $0.01 per share (the "Series D Shares"), are not immediately available (unless such Common Shares or Series D Shares are currently held in uncertificated book-entry form through Wells Fargo Bank, N.A. (the "Depositary")), (ii) the procedure for book-entry transfer through The Depository Trust Company cannot be completed on a timely basis or (iii) time will not permit all required documents to reach the Depositary prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by hand, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

WELLS FARGO BANK, N.A.

If delivering by mail:	If delivering by facsimile: (For Eligible Institutions Only)	If delivering by hand or courier:
Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64854 St. Paul, Minnesota 55164-0854	1-800-468-9716	Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions 161 North Concord Exchange South St. Paul, Minnesota 55075

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

        THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPLICABLE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

        The undersigned hereby tenders to Bluebird Acquisition Corporation, a North Dakota corporation and a wholly owned subsidiary of Agricore United Holdings Inc., a Delaware corporation and a wholly owned subsidiary of Viterra Inc., a corporation incorporated under the laws of Canada, upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 23, 2010 (the "Offer to Purchase") and related Letters of Transmittal in connection with the offer (such offer, together with any amendments or supplements thereto, the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock of Dakota Growers Pasta Company, Inc., a North Dakota corporation (the "Company"), par value $0.01 per share (together with the associated preferred share purchase rights under the Second Amended and Restated Rights Agreement, dated as of April 26, 2002, between the Company and Wells Fargo Bank Minnesota, National Association, as Rights Agent, the "Common Shares"), and the number of shares of Series D Non-Cumulative Delivery Preferred Stock, par value $0.01 per share (the "Series D Shares") of the Company, specified below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Common Shares Tendered:

Number of Series D Shares Tendered:

Certificate Number(s) (If Available):

Check box if Shares will be Tendered by Book-Entry Transfer: ☐
DTC Account Number:

Name(s) of Record Holder(s):

Address(es):

(Include Zip Code)
Area Code and Telephone Number(s):

Dated:	, 2010

Signature(s):

 GUARANTEE

(Not to be used for signature guarantee)

        The undersigned, an Eligible Institution (as defined below) hereby (i) represents that the tender of Company Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (ii) guarantees delivery to the Depositary, at one of the addresses set forth above, of certificates representing the Company Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Company Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in Section 2 of the Offer to Purchase), in either case together with properly completed and duly executed Letters of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer through the Book-Entry Transfer Facility, an Agent's Message (as defined in Section 2 of the Offer to Purchase), together with any other documents required by the Letters of Transmittal, all within three business days after the date hereof.

Name of Firm
Address
Zip Code
Area Code and Telephone No.
Authorized Signature
Name:
Please Print or Type
Title:
Date:

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letters of Transmittal or Agent's Message (as defined in Section 2 of the Offer to Purchase) and certificates for Common Shares and Series D Shares to the Depositary (unless such Common Shares or Series D Shares are currently held in uncertificated book-entry form through the Depositary, in which case delivery of certificates will not be required) within the time period indicated above. Failure to do so could result in a financial loss to such Eligible Institution.

        An "Eligible Institution" is a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program or any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

NOTE: DO NOT SEND CERTIFICATES FOR COMPANY SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTERS OF TRANSMITTAL.

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  Exhibit (a)(1)(D)
GUARANTEE (Not to be used for signature guarantee)